                                                                      EXHIBIT 21



                              Company Subsidiaries

                                  Jurisdiction of                      Year
       Name                         Organization                   Incorporated
       ----                       ---------------                  ------------
IRT Management Company                Georgia                          1990

VW Mall, Inc.                         Georgia                          1994

IRT Alabama, Inc.                     Alabama                          1997

IRT Capital Corporation               Georgia                          1996

IRT Partners L.P.                     Georgia                          1998


         All are wholly-owned subsidiaries of the Company except IRT Capital Corporation ("IRTCC") and IRT Partners L.P. ("LP"). The Company owns 96% of IRTCC's non-voting common stock and 1% of its voting stock. The Company and IRT Management Company combined, own 93.1% of IRT Partners L.P.